CREDIT SUISSE FIRST BOSTON                                         EXHIBIT 20.1
                     COMPASS BANK AUTO OWNER TRUST 1998-A                page 1
                            COMPASS BANK - SERVICER
            COMPASS BANK "ALABAMA", COMPASS BANK "TEXAS" - SELLERS

I. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------
  (A) Total Portfolio Balance                                                              $401,460,879.06
  (B) Total Securities Balance                                                             $401,460,879.06
  (C) Class A-1 Notes
      (i)    Class A-1 Notes Balance                                                       $127,235,000.00
      (ii)   Class A-1 Notes Percentage (C(i)/IB)                                                    31.69%
      (iii)  Class A-1 Notes Rate                                                                    5.659%
      (iv)   Class A-1 Notes Accrual Basis                                                      Actual/360
  (D) Class A-2 Notes
      (i)    Class A-2 Notes Balance                                                       $ 81,700,000.00
      (ii)   Class A-2 Notes Percentage (D(i)/IB)                                                    20.35%
      (iii)  Class A-2 Notes Rate                                                                    5.709%
      (iv)   Class A-2 Notes Accrual Basis                                                      Actual/360
  (E) Class A-3 Notes
      (i)    Class A-3 Notes Balance                                                       $170,445,000.00
      (ii)   Class A-3 Notes Percentage (E(i)/B)                                                     42.46%
      (iii)  Class A-3 Notes Rate                                                                     5.90%
      (iv)   Class A-3 Notes Accrual Basis                                                          30/360
  (F) Certificates
      (i)    Certificates Balance                                                          $ 22,080,879.06
      (ii)   Certificates Percentage (G(i)/B)                                                         5.50%
      (iii)  Certificates Rate                                                                        6.65%
      (iv)   Certificates Accrual Basis                                                             30/360
  (G) Servicing Fee Rate                                                                              1.00%
  (H) Portfolio Summary
      (i)    Weighted Average Coupon (WAC)                                                            9.84%
      (ii)   Weighted Average Original Maturity (WAOM)                                               57.78 months
      (iii)  Weighted Average Remaining Maturity (WAM)                                               42.27 months
      (iv)   Number of Receivables                                                                  35,744
  (I) Reserve Account
      (i)    Reserve Account Initial Deposit Percentage                                               0.25%
      (ii)   Reserve Account Initial Deposit                                               $  1,003,652.20
      (iii)  Specified Reserve Account Balance (greater
              of J(iii)(a or b) if 1.5% loss and delinquency
              triggers not hit - otherwise J(iii)(c))
            (a) Percent of Original Securities Balance                                                1.00%
            (b) Trigger Percent of Remaining Securities Balance                                       6.00%

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS
-------------------------------------------------
  (A) Total Portfolio Balance                                                              $351,134,239.24
  (B) Total Securities Balance                                                             $351,134,239.24
  (C) Cumulative Note and Certificate Pool Factor                                                0.8746412
  (D) Class A-1 Notes
      (i)    Class A-1 Notes Balance                                                       $ 76,908,360.18
      (ii)   Class A-1 Notes Pool Factor                                                         0.6044592
      (iii)  Class A-1 Notes Interest Carryover Shortfall                                  $          0.00
      (iv)   Class A-1 Notes Principal Carryover Shortfall                                 $          0.00
  (E) Class A-2 Notes
      (i)    Class A-2 Notes Balance                                                       $ 81,700,000.00
      (ii)   Class A-2 Notes Pool Factor                                                         1.0000000
      (iii)  Class A-2 Notes Interest Carryover Shortfall                                  $          0.00
      (iv)   Class A-2 Notes Principal Carryover Shortfall                                 $          0.00
  (F) Class A-3 Notes
      (i)    Class A-3 Notes Balance                                                       $170,445,000.00
      (ii)   Class A-3 Notes Pool Factor                                                         1.0000000
      (iii)  Class A-3 Notes Interest Carryover Shortfall                                  $          0.00
      (iv)   Class A-3 Notes Principal Carryover Shortfall                                 $          0.00
  (G) Certificates
      (i)    Certificates Balance                                                          $ 22,080,879.06
      (ii)   Certificates Pool Factor                                                            1.0000000
      (iii)  Certificates Interest Carryover Shortfall                                     $          0.00
      (iv)   Certificates Principal Carryover Shortfall                                    $          0.00
  (H) Servicing Fee
      (i)    Servicing Fee Shortfall                                                       $          0.00
  (I) End of Prior Month Account Balances
      (i)    Reserve Account                                                               $  1,771,207.43
  (J) Net Losses as of End of Prior Month
      (i)    Cumulative Net Losses for All Prior Periods                                   $     13,620.38
      (ii)   Net Losses for Second Preceding Period                                                   0.00%
      (iii)  Net Losses for Preceding Period                                                          0.05%
  (K) Delinquencies as of End of Prior Month
      (i)    Delinquency Ratio for Preceding Period                                                   0.05%
      (ii)   Delinquency Ratio for Second Preceding Period                                            0.02%
  (L) Portfolio Summary as of End of Prior Month
      (i)    Weighted Average Coupon (WAC)                                                            9.85%
      (ii)   Weighted Average Remaining Maturity (WAM)                                               38.86 months
      (iii)  Number of Receivables                                                                  33,400
  (M) Previous Month Distribution Date                                                             9/15/98

III. MONTHLY INPUTS FROM THE MAINFRAME
----------------------------------------
  (A) Receivables Principal
      (i)    Principal Collections                                                         $ 15,850,656.48
      (ii)   Prepayments in Full                                                           $          0.00
      (iii)  Repurchased Loan Proceeds Related to Principal                                $          0.00
      (iv)   Other Refunds Related to Principal                                            $          0.00
  (B) Receivables Interest
      (i)    Interest Collections                                                          $  2,739,635.51
      (ii)   Repurchased Loan Proceeds Related to Interest                                 $          0.00
  (C) Portfolio Summary as of End of Month
      (i)    Weighted Average Coupon (WAC)                                                            9.36%
      (ii)   Weighted Average Remaining Maturity (WAM)                                               38.11 months
      (iii)  Remaining Number of Receivables                                                        32,587
  (D) Delinquent Receivables                                               Dollar Amount         #  Units
                                                                           -------------         --------
      (i)    30-59 Days Delinquent                                   $250,860.58       0.07%     380  1.17%
      (ii)   60-89 Days Delinquent                                   $ 83,437.08       0.02%      81  0.25%
      (iii)  90 Days or More Delinquent                              $146,413.48       0.04%      98  0.30%
  (M) Current Month Distribution Date                                                             10/15/98

CREDIT SUISSE FIRST BOSTON                                         EXHIBIT 20.1
                     COMPASS BANK AUTO OWNER TRUST 1998-A                page 2
                            COMPASS BANK - SERVICER
            COMPASS BANK "ALABAMA", COMPASS BANK "TEXAS" - SELLERS

IV. INPUTS DERIVED FROM OTHER SOURCES
-------------------------------------
  (A) Reserve Account Investment Income                                                    $      6,331.68
  (B) Collection Account Investment Income                                                 $     73,042.35
  (C) Total Liquidations                                                                   $          0.00
  (D) Gross Losses for Collection Period $58,955.38
  (E) Liquidated Receivables Information
      (i)    Liquidation Proceeds Related to Principal                                     $          0.00
      (ii)   Liquidation Proceeds Related to Interest                                      $          0.00
      (iii)  Recoveries from Prior Month Charge Offs                                       $          0.00
      (iv)   Aggregate Net Losses for Collection Period                                    $     58,955.38
  (F) Days in Accrual Period                                                                            30
  (G) Deal age                                                                                           3

                                                        MONTHLY COLLECTIONS
                                                        -------------------
V. INTEREST COLLECTIONS
-----------------------
  (A) Interest Collections                                                                 $  2,739,635.51
  (B) Repurchased Loan Proceeds Related to Interest                                                   0.00
  (C) Recoveries from Prior Month Charge Offs                                                         0.00
                                                                                           ---------------
  (E) Total Interest Collections                                                           $  2,739,635.51

VI. PRINCIPAL COLLECTIONS
---------------------------
  (A) Principal Payments Received                                                          $ 15,850,656.48
  (B) Liquidation Proceeds                                                                            0.00
  (C) Repurchased Loan Proceeds Related to Principal                                                  0.00
  (D) Other Refunds Related to Principal                                                              0.00
                                                                                           ---------------
  (E) Total Principal Collections                                                          $ 15,850,656.48

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS                                              $ 18,590,291.99
---------------------------------------------

                                                       MONTHLY DISTRIBUTIONS
                                                       ---------------------

VIII. FEE DISTRIBUTIONS
-----------------------
  (A) Reserve Account Investment Income                                                    $      6,331.68
  (B) Collection Account Investment Income                                                 $     73,042.35
  (C) Servicing Fee
      (i)    Servicing Fee Due                                                             $    292,611.87
      (ii)   Servicing Fee Paid                                                                 292,611.87
                                                                                           ---------------
      (iii)  Servicing Fee Shortfall                                                       $          0.00

IX. INTEREST DISTRIBUTIONS
----------------------------
  (A) Class A-1 Notes
      (i)    Class A-1 Notes Interest Due                                                  $    362,687.01
      (ii)   Class A-1 Notes Interest Paid                                                      362,687.01
                                                                                           ---------------
      (iii)  Class A-1 Notes Interest Shortfall                                            $          0.00
  (B) Class A-2 Notes
      (i)    Class A-2 Notes Interest Due                                                  $    388,687.75
      (ii)   Class A-2 Notes Interest Paid                                                      388,687.75
                                                                                           ---------------
      (iii)  Class A-2 Notes Interest Shortfall                                            $          0.00
  (C) Class A-3 Notes
      (i)    Class A-3 Notes Interest Due                                                  $    838,021.25
      (ii)   Class A-3 Notes Interest Paid                                                      838,021.25
                                                                                           ---------------
      (iii)  Class A-3 Notes Interest Shortfall                                            $          0.00
  (D) Total Note Interest
      (i)    Total Note Interest Due                                                       $  1,589,396.01
      (ii)   Total Note Interest Paid                                                         1,589,396.01
                                                                                           ---------------
      (iii)  Total Note Interest Shortfall                                                 $          0.00
  (E) Certificates
      (i)    Certificates Interest Due                                                     $    122,364.87
      (ii)   Certificates Monthly Interest Paid                                                 122,364.87
                                                                                           ---------------
      (iii)  Certificates Monthly Interest Shortfall                                       $          0.00
  (F) Total Note and Certificate Interest
      (i)    Total Note and Certificate Interest Due                                       $  1,711,760.88
      (ii)   Total Note and Certificate Interest Paid                                         1,711,760.88
                                                                                           ---------------
      (iii)  Total Note and Certificate Interest Shortfall                                 $          0.00
  (G) Excess Fund Available                                                                  16,585,919.24

X. PRINCIPAL DISTRIBUTIONS
--------------------------
  (A) Noteholders' Principal Distribution Amounts                                          $ 15,909,611.86
  (B) Class A-1 Notes Principal
      (i)    Class A-1 Notes Principal Due                                                 $ 15,909,611.86
      (ii)   Class A-1 Notes Principal Paid                                                  15,909,611.86
                                                                                           ---------------
      (iii)  Class A-1 Notes Principal Shortfall                                           $          0.00
      (iv)   Reserve Fund drawn                                                            $          0.00
  (C) Class A-2 Notes Principal
      (i)    Class A-2 Notes Principal Due                                                 $          0.00
      (ii)   Class A-2 Notes Principal Paid                                                           0.00
                                                                                           ---------------
      (iii)  Class A-2 Notes Principal Shortfall                                           $          0.00
      (iv)   Reserve Fund drawn                                                            $          0.00
  (D) Class A-3 Notes Principal
      (i)    Class A-3 Notes Principal Due                                                 $          0.00
      (ii)   Class A-3 Notes Principal Paid                                                           0.00
                                                                                           ---------------
      (iii)  Class A-3 Notes Principal Shortfall                                           $          0.00
      (iv)   Reserve Fund drawn                                                            $          0.00
  (E) Total Notes Principal
      (i)    Total Notes Principal Due                                                     $ 15,909,611.86
      (ii)   Total Notes Principal Paid                                                      15,909,611.86
                                                                                           ---------------
      (iii)  Total Notes Principal Shortfall                                               $          0.00
      (iv)   Reserve Fund drawn                                                            $          0.00
  (F) Certificates Principal
      (i)    Certificates Principal Due                                                    $          0.00
      (ii)   Certificates Principal Paid                                                              0.00
                                                                                           ---------------
      (iii)  Certificates Principal Shortfall                                              $          0.00
      (iv)   Release to Servicer                                                           $          0.00
  (G) Total Notes and Certificates Principal

CREDIT SUISSE FIRST BOSTON                                         EXHIBIT 20.1
                     COMPASS BANK AUTO OWNER TRUST 1998-A                page 3
                            COMPASS BANK - SERVICER
            COMPASS BANK "ALABAMA", COMPASS BANK "TEXAS" - SELLERS


      (i)    Total Notes and Certificates Principal Due                                    $ 15,909,611.86
      (ii)   Total Notes and Certificates Principal Paid                                     15,909,611.86
                                                                                           ---------------
      (iii)  Total Notes and Certificates Principal Shortfall                              $          0.00

                                               DISTRIBUTIONS SUMMARY
                                               ---------------------

  (A) Total Collections                                                                    $ 18,590,291.99
  (B) Amount of Draw from Reserve Account                                                             0.00
  (C) Total Distributions                                                                    17,913,984.61
  (D) Amount of Deposit available into Reserve Account                                          676,307.38

                                           PORTFOLIO AND SECURITY SUMMARY
                                           ------------------------------

                                                                      Beginning                  End
XI. POOL BALANCES AND PORTFOLIO INFORMATION                           of Period               of Period
-------------------------------------------                       ---------------          ---------------
  (A) Balances and Principal Factors
      (i)    Aggregate Balance of Notes                           $329,053,360.18          $313,143,748.32
      (ii)   Note Pool Factor                                           0.8746412                0.8254092
      (iii)  Class A-1 Notes Balance                                76,908,360.18            60,998,748.32
      (iv)   Class A-1 Notes Pool Factor                                0.6044592                0.4794180
      (v)    Class A-2 Notes Balance                                81,700,000.00            81,700,000.00
      (vi)   Class A-2 Notes Pool Factor                                1.0000000                1.0000000
      (vii)  Class A-3 Notes Balance                               170,445,000.00           170,445,000.00
      (viii) Class A-3 Notes Pool Factor                                1.0000000                1.0000000
      (iv)   Certificates Balance                                   22,080,879.06            22,080,879.06
      (x)    Certificates Pool Factor                                   1.0000000                1.0000000
      (xi)   Total Principal Balance
              of Notes and Certificates                            351,134,239.24           335,224,627.38
  (B) Portfolio Information
      (i)    Weighted Average Coupon (WAC)                                   9.85%                    9.36%
      (ii)   Weighted Average Remaining
              Maturity (WAM)                                                38.86 months             38.11 months
      (iii)  Remaining Number of Receivables                               33,400                   32,587
      (iv)   Portfolio Receivable Balance                         $351,134,239.24          $335,224,627.38

                                                SUMMARY OF ACCOUNTS
                                                -------------------

XII. RECONCILIATION OF RESERVE ACCOUNT
--------------------------------------
  (A) Beginning Reserve Account Balance                                                    $  1,771,207.43
  (B) Draws
      (i)    Draw for Servicing Fee                                                                   0.00
      (ii)   Draw for Interest                                                                        0.00
      (iii)  Draw for Realized Losses                                                                 0.00
  (C) Excess Interest Deposited into the Reserve Account                                        676,307.38
  (D) Reserve Account Balance Prior to Release                                                2,447,514.81
  (E) Reserve Account Required Amount                                                         4,014,608.79
  (F) Final Reserve Account Required Amount                                                   4,014,608.79
  (G) Excess Reserve Account Amount                                                                   0.00
  (H) Ending Reserve Account Balance                                                          2,447,514.81

XIII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
-----------------------------------------------
  (A) Liquidated Contracts
      (i)    Liquidation Proceeds Related to Principal                                     $          0.00
      (ii)   Net Liquidation Proceeds Received During the
              Collection Period                                                                       0.00
      (iii)  Recoveries on Previously Liquidated Contracts                                            0.00
  (B) Aggregate Net Losses for Collection Period                                                 58,955.38
  (C) Net Loss Rate for Collection Period (annualized)                                                0.21%
  (D) Cumulative Net Losses for all Periods                                                      72,575.76
  (E) Delinquent Receivables                                               Dollar Amount          #  Units
                                                                           -------------          --------
      (i)    30-59 Days Delinquent                                      $250,860.58  0.07%       380  1.17%
      (ii)   60-89 Days Delinquent                                      $ 83,437.08  0.02%        81  0.25%
      (iii)  90 Days or More Delinquent                                 $146,413.48  0.04%        98  0.30%

XIV. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
------------------------------------------------------------
  (A) Cumulative Net Losses
      (i)    Second Preceding Collection Period                                                       0.00%
      (ii)   Preceding Collection Period                                                              0.05%
      (iii)  Current Collection Period                                                                0.21%
  (B) Ratio of Balance of Contracts Delinquent 60 Days or
       More to the Outstanding Balance of Receivables.
      (i)    Second Preceding Collection Period                                                       0.02%
      (ii)   Preceding Collection Period                                                              0.05%
      (iii)  Current Collection Period                                                                0.07%
      (iv)   Three Month Average (Avg(i,ii,iii))                                                      0.05%
  (C) Loss and Delinquency Trigger Indicator                                           Trigger was not hit.